Exhibit 10.2

[Cimarex letterhead]

[ ], 2020

[Executive]

[address]

RE:	Severance Compensation Agreement, by and between Cimarex Energy Co. (the “Company”) and [ ] (the “Executive”) dated as of [ ], 2020 (the “Agreement”)

Dear [ ],

Pursuant to Section 8.10 of the Agreement, this letter is to document the agreement of the Company and the Executive that, for purposes of the Agreement and notwithstanding any language to the contrary therein, any reduction in the Executive’s base salary implemented in 2020 as part of a bona-fide cost-saving program applied generally to the Company’s executive team (i) will not be taken into account in calculating the Executive’s “Annual Average Compensation”, as that term is defined in the Agreement, it being agreed that Executive’s “Annual Average Compensation” shall instead be calculated assuming Executive’s pre-reduction base salary had continued in effect without change until such time as the Executive’s base salary is restored to its pre-reduction level or higher, and (ii) is hereby consented to in writing by Executive, and will not result, directly or indirectly, in an event or circumstance included within the definition of “Good Reason” in the Agreement.

If you agree with the foregoing, please countersign and return a copy of this letter to the undersigned.

Sincerely,

CIMAREX ENERGY CO.

Name:
Title:

Accepted and agreed on __, 2020

Name: